UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2012

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Street, Suite 400

San Mateo, California 04404

(Address of Principal Executive Offices) (Zip Code)

(650) 458-2670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2012, Nile Therapeutics, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement”) with certain purchasers pursuant to which it agreed to sell an aggregate of 3,350,000 shares of its common stock (the “Shares”) to such purchasers for a purchase price of $0.40 per Share. In addition, for each Share purchased, each purchaser will also receive three-fourths of a warrant to purchase an additional share of common stock at an exercise price of $0.50 per share (the “Warrants”), resulting in the issuance of Warrants to purchase an aggregate of 2,512,500 shares of the Company’s common stock (the “Warrant Shares”). The Warrants will be exercisable for a period of five years beginning on the earlier of (i) the date on which the Additional Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) one year and one day after issuance. The total gross proceeds from the offering will be $1.34 million, before deducting anticipated selling commissions and expenses of approximately $0.2 million. The closing of the offering is expected to occur on or around April 4, 2012, subject to the satisfaction of customary closing conditions.

In connection with the offering, the Company engaged Roth Capital Partners, LLC (“Roth”) to serve as placement agent pursuant to the terms of a placement agent agreement dated March 30, 2012 (the “Placement Agent Agreement”). Pursuant to the terms of the Placement Agent Agreement, the Company agreed to pay Roth a cash fee equal to seven percent of the gross proceeds received by the Company, or $93,800, plus a non-accountable expense allowance of $35,000. The Placement Agent Agreement contains customary representations, warranties, and covenants by the Company, and also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the offering.

Richard B. Brewer, the Company’s Executive Chairman, Joshua A. Kazam, the Company’s President and Chief Executive Officer and a director, Daron Evans, the Company’s Chief Financial Officer, and Hsiao Lieu, M.D., the Company’s Executive VP of Clinical Development, are participating in the offering on the same terms as the unaffiliated purchasers, and have collectively subscribed to purchase 275,000 Shares and Warrants to purchase 206,250 Warrant Shares for an aggregate purchase price of $110,000.

The offer and sale of the Shares and Warrants was made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-165167), which became effective on March 12, 2010 (the “Shelf Registration Statement”), and a prospectus supplement thereto dated March 30, 2012. A copy of the opinion of Fredrikson & Byron, P.A. relating to the legality of the issuance of the Shares and Warrants is attached as Exhibit 5.1 hereto.

Pursuant to the Subscription Agreements, the Company has agreed to file, within 15 business days after the closing of the offering, a registration statement under the Securities Act of 1933, as amended, covering the issuance of the Warrant Shares upon exercise of the Warrants and the subsequent resale of the Warrant Shares (the “Additional Registration Statement”), and to cause such registration statement to be declared effective within 90 days following the closing of the offering. In the event the Additional Registration Statement is not declared effective by the SEC within such 90-day period, the Company has agreed to pay liquidated damages to each purchaser in the amount of 1% of such purchaser’s aggregate investment amount for each 30-day period until the Additional Registration Statement is declared effective, subject to an aggregate limit of 12% of such purchaser’s aggregate investment amount.

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The foregoing summaries of the Placement Agent Agreement, the Subscription Agreements and the Warrants are subject to, and qualified in their entirety by reference to, the Placement Agent Agreement, the Form of Subscription Agreement and the Form of Warrant, which are attached hereto as Exhibits 1.1, 10.1 and 4.1, respectively, and are incorporated herein by reference. This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 4.1, 5.1 and 10.1 by reference into the Shelf Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agent Agreement dated March 30, 2012, between Nile Therapeutics, Inc. and Roth Capital Partners, LLC.

4.1	Form of Warrant.

5.1	Opinion of Fredrikson & Byron, P.A.

10.1	Form of Subscription Agreement.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: April 2, 2012	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agent Agreement dated March 30, 2012, between Nile Therapeutics, Inc. and Roth Capital Partners, LLC.

4.1	Form of Warrant.

5.1	Opinion of Fredrikson & Byron, P.A.

10.1	Form of Subscription Agreement.

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